UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016

HUTTIG BUILDING PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14982	43-0334550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 400, Saint Louis, Missouri		63141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 26, 2016, Huttig Building Products, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. The four matters set forth below were voted on and approved by the stockholders at the 2016 Annual Meeting. The voting results for each matter are as set forth below.

1. The election of one director to serve a one-year term expiring in 2017:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Gina G. Hoagland	13,944,467	92,993	5,182,576

2. The election of three directors to serve a three-year term expiring in 2019:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
James F. Hibberd	13,946,543	90,917	5,182,576
Patrick L. Larmon	13,962,437	75,003	5,182,576
Jon P. Vrabely	13,944,925	92,535	5,182,576

3. To approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers:

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
13,488,852	494,959	53,648	5,182,576

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016:

Votes Cast For	Votes Cast Against	Votes Abstained
19,073,404	68,060	78,576

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: April 27, 2016	By:	/s/ Oscar A. Martinez
Oscar A. Martinez
Vice President and Chief Financial Officer